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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 23, 2008



                             SEMOTUS SOLUTIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           NEVADA                     0-21069                 36-3574355
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(State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)     File Number)           Identification No.)


               718 University Ave., Suite 202 Los Gatos, CA 95032
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               (Address of Principal Executive Offices) (Zip Code)


                                 (408) 399-6120
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              (Registrant's Telephone Number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CRF 240.14d-2(b))
[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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
ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Semotus Solutions, Inc. ("Semotus") entered into a definitive Contribution Agreement on April 23, 2008 with Flint Telecom, Inc. ("Flint") and Flint Telecom Limited ("Flint Parent"), relating to our purchase of certain assets and liabilities of Flint in exchange for shares of our restricted common stock (the "Contribution Agreement"). In the Contribution Agreement, Flint has agreed to contribute substantially all of its assets and certain liabilities for 28,460,094 shares of our restricted common stock. On a fully diluted basis, taking into consideration our outstanding stock, the stock issuance to Mr. LaPine, as described below, and assuming the exercise of Flint's convertible promissory notes (which will result in the issuance of a maximum potential total of approximately 14,000,000 additional shares) and our outstanding stock options, but not including our outstanding warrants, there will be a total of approximately 48,000,000 shares outstanding, and the transaction will result in the Semotus shareholders owning approximately 5%, Mr. LaPine owning approximately 5% and Flint and its investors owning approximately 90% of the combined corporation upon the close of the transaction.

The Contribution Agreement is subject to certain closing conditions, including a financing transaction that will generate a minimum of at least $800,000 of proceeds available to Flint for working capital purposes. We will incur no placement agent fees or expenses for this transaction. The foregoing description of the Contribution Agreement is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Additionally, as part of the closing of the acquisition of the assets and liabilities of Flint, Semotus and Anthony LaPine, Semotus' CEO, shall execute an amendment to Mr. LaPine's existing employment agreement, in a form reasonably satisfactory to Flint, effectuating the following: (i) Mr. LaPine's title shall change from Chairman and Chief Executive Officer to Chairman; (ii) Mr. LaPine's job description shall change to performing services commensurate with his position as Chairman, maintaining Semotus' public listing and SEC compliance and managing the day-to-day operations relating to the Semotus Business; (iii) Mr. LaPine shall be issued Two Million One Hundred Fifty-Eight Thousand (2,158,000) shares of voting restricted common stock of Semotus (evidencing an approximate 5% ownership of Semotus on a fully-diluted basis taking into account the Semotus Shares issued to Flint at the Closing and including for these purposes Flint's convertible promissory notes and any shares outstanding or available for issuance under Semotus' existing stock option plans). Mr. LaPine shall also have the right to purchase (at any time within the three-year period commencing on the date of Closing) or, in the event the Board shall determine to dispose of the Semotus Business unit prior to the end of such three-year period, a right of first refusal with respect thereto, in exchange for (1) the 2,158,000 shares issued in accordance with the Contribution Agreement or (2) the fair market value of the Semotus Business at the time Mr. LaPine exercises his right to purchase (payable in cash or in shares of Semotus common stock issued to Mr. LaPine hereunder), whichever is less.

Flint was founded in 2004. Flint is a telecom and technology company that provides voice, data and wireless services through partner channels located in the United States. In determining the number of our restricted common shares to be issued to Flint in the transaction, we placed primary value on Flint's assets, its business plan and its proposed financing, which is a prerequisite to closing the acquisition. This combination should provide value in the form of the expectation of a profitable ongoing business with meaningful revenues and adequate operating capital. The Flint management team's past experience and achievements were also valuable considerations that post merger will provide for operational stability and the expectation of continued growth. Additional factors considered in the value determination included the ongoing inability of Semotus to achieve financial stability or profitability without a major revamping of its business and a significant capital infusion. The cash and cash equivalents of Semotus as of December 31, 2007 was $283,944, and the working capital deficit of Semotus as of December 31, 2007 was $28,962, with an accumulated deficit of $63,736,664 as of December 31, 2007. Consequently, based upon all of the above factors, it was agreed to by the parties, contingent on the raising of at least $800,000, that we would issue 28,460,094 shares of restricted common stock to Flint in exchange for substantially all of Flint's assets and certain liabilities.

Simultaneously, we signed an investment agreement dated April 23, 2008, by and among Semotus and Flint Telecom Limited (the "Flint Parent"), relating to an investment of US$200,000 into Semotus (the "Investment Agreement").

The investment was taken in the form of a convertible promissory note (the "Note") which may be converted by Flint Parent at its discretion at any time into restricted common shares of Semotus at a conversion price of $0.275 per share, for an aggregate of Seven Hundred Twenty Seven Thousand, Two Hundred Seventy Two (727,272) shares (subject to adjustment for any accrued interest, and subject to adjustment for anti-dilution). The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on April 23, 2010. We will incur no placement agent fees or expenses for this $200,000 investment. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. The foregoing description of the Investment Agreement and the Note is qualified in its entirety by reference to the full text of the Investment Agreement and the Note, which are attached hereto as Exhibits 2.2 and 4.1, respectively, and are incorporated herein by reference.

On April 29, 2008, Semotus issued a press release with respect to this Contribution Agreement, Investment Agreement and the Note. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION

Semotus signed an investment agreement dated April 23, 2008, by and among Semotus and Flint Telecom Limited (the "Flint Parent"), relating to an investment of US$200,000 into Semotus (the "Investment Agreement"). The investment was taken in the form of a convertible promissory note (the "Note") which may be converted by Flint Parent at its discretion at any time into restricted common shares of Semotus at a conversion price of $0.275 per share, for an aggregate of Seven Hundred Twenty Seven Thousand, Two Hundred Seventy Two (727,272) shares (subject to adjustment for any accrued interest, and subject to adjustment for anti-dilution). The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on April 23, 2010. We will incur no placement agent fees or expenses for this $200,000 investment. These funds will be used to increase our sales and marketing efforts and for other general working capital purposes. The foregoing description of the Investment Agreement and the Note is qualified in its entirety by reference to the full text of the Investment Agreement and the Note, which are attached hereto as Exhibits 2.2 and 4.1, respectively, and are incorporated herein by reference.


ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the transaction with Flint, as discussed above in Section 1.01, and conditional upon its closing, we have agreed to issue 28,460,094 shares of restricted common stock to Flint.

Additionally, in connection with the transaction with Flint as discussed above in Section 1.01, and conditional upon its closing, we have agreed to issue 2,158,000 shares of restricted common stock of Semotus to Anthony LaPine.

We have also issued a convertible promissory note (the "Note") which may be converted by the Note holder into restricted common shares of Semotus at a conversion price of $0.275 per share, for an aggregate of Seven Hundred Twenty Seven Thousand, Two Hundred Seventy Two (727,272) shares (subject to adjustment for any accrued interest, and subject to adjustment for anti-dilution), in exchange for a $200,000 investment by Flint Telecom Limited, Flint's Parent, into Semotus. The unpaid principal shall accrue interest at 8% per annum and all unconverted principal and interest is due and payable on April 23, 2010. The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The securities to be issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933. The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

The issuance will be made in reliance on Section 4(2) of the Act and will be made without general solicitation or advertising. The purchasers are sophisticated investors with access to all relevant information necessary to evaluate the investment, who represented to us that the securities are being acquired for investment purposes.


ITEM 9.     FINANCIAL STATEMENTS AND EXHIBITS.

            (a) Not applicable.

            (b) Not applicable.

            (c) Exhibits. The following exhibits are filed with this report:

            Exhibit Number   Description
            --------------   -----------
            2.1              Contribution Agreement by and among Semotus
                             Solutions, Inc., Flint Telecom, Inc. and Flint
                             Telecom Limited dated April 23, 2008.

            2.2 Investment Agreement by and among Semotus Solutions, Inc. and Flint Telecom Limited dated April 23, 2008.

            4.1              Convertible Promissory Note dated April 23, 2008.

            99.1 Press Release of Semotus Solutions, Inc. issued on April 29, 2008.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                   SEMOTUS SOLUTIONS, INC.


            Date:  April 29, 2008                  By: /s/ Anthony N. LaPine
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                                                   Anthony N. LaPine,
                                                   Chief Executive Officer